Investor / Media Relations                                      Exhibit 99.1
Jeff Grosklags
Senior Vice President
Phone: 952.525.5074


                    METRIS REPORTS THIRD QUARTER 2004 RESULTS



        MINNETONKA, Minn. (October 20, 2004) - Metris Companies Inc. (NYSE: MXT) today reported net income of $61.8 million, or earnings of $0.48 per diluted common share, for the quarter ended September 30, 2004. This compares to a net loss of $75.0 million, or a loss of $1.48 per diluted common share, for the quarter ended September 30, 2003. The Company also reported net income of $33.0 million, or earnings of $0.01 per diluted common share, for the nine-month period ended September 30, 2004. This compares to a net loss of $182.6 million, or a loss of $3.70 per diluted common share, for the comparable period of 2003.

        Diluted earnings per common share are calculated as net income after preferred dividends, less undistributed income allocated to preferred shareholders, divided by the weighted average common shares outstanding and common share equivalents. For earnings per share purposes, common share equivalents do not include an assumed conversion of preferred securities.

        "Our third quarter results continue to reflect the impact of business improvements implemented over the past two years," said David Wesselink, Metris' Chairman and Chief Executive Officer. "Our marketing is following strict disciplines with regard to pricing, line assignment and credit risk characteristics, and we continue to strategically manage credit lines for our existing customers. We have overhauled our collection and call-center operations by investing in technology and training. As a result of these initiatives, we have experienced positive trends in delinquencies, default rates, payment rates and, ultimately, the excess spread in the Metris Master Trust.

        "We have also developed and are executing our funding plan, as evidenced by our improved cash and liquidity positions," Wesselink said. "Given the positive performance of our credit card portfolio and our current financial condition, we will be focusing more on marketing and business partnerships to grow our business. We expect increases in new account originations in future periods."


Operating Data
----------------------
        New account originations for the three- and nine-month periods ended September 30, 2004 were 118,000 and 272,000, respectively. New account originations for the comparable periods in 2003 were 117,000 and 240,000, respectively. Gross active accounts were 2.2 million as of September 30, 2004, compared to 2.2 million at June 30, 2004 and 2.7 million as of September 30, 2003. As of September 30, 2004, the Company's managed credit card loans were $6.8 billion, compared to $8.1 billion as of December 31, 2003. The Company's owned credit card portfolio was $70.4 million, down from $128.6 million at December 31, 2003.

        The managed net charge-off rate for the third quarter of 2004 was 14.6%, compared to 17.0% in the previous quarter and 22.9% for the third quarter of 2003. The owned net charge-off rate was 13.6%, compared to 15.3% in the previous quarter and 51.8% in the third quarter of 2003.

        The managed delinquency rate was 9.7% as of September 30, 2004, compared to 9.4% as of June 30, 2004 and 11.1% as of September 30, 2003. The owned delinquency rate was 12.5% as of September 30, 2004, compared to 12.9% as of June 30, 2004 and 15.1% as of September 30, 2003.


Metris Master Trust Data
------------------------
        The three-month average excess spread in the Metris Master Trust was 5.58% as of September 30, 2004, compared to 3.83% as of June 30, 2004 and 2.70% as of September 30, 2003. The reported two-cycle plus delinquency rate in the Metris Master Trust was 9.7% as of September 30, 2004, compared to 9.5% as of June 30, 2004 and 11.1% as of September 30, 2003. The three-month average gross default rate of the Metris Master Trust as of September 30, 2004 was 16.8%, compared to 19.2% as of June 30, 2004 and 20.0% as of September 30, 2003.


Results of Operations - Revenues
--------------------------------
        Revenues for the three months ended September 30, 2004 were $194.4 million, a 21.5% increase from $160.0 million for the quarter ended September 30, 2003. Revenues for the third quarter of 2004 include securitization income of $148.0 million, compared to securitization income of $93.8 million for the three months ended September 30, 2003. Included in securitization income for the current quarter was $87.3 million of interest-only revenue, compared to $60.7 million of interest-only revenue in the third quarter of 2003. Also included in the third quarter 2003 revenues are a loss on the sale of a portfolio of credit card loans of $117.2 million and a gain on sale of the Company's membership club and warranty business of $80.4 million.

        Servicing income on securitized receivables decreased $11.4 million from the third quarter of 2003 due to a $2.2 billion reduction in average principal receivables in the Metris Master Trust. Credit card loan and other interest income decreased $20.1 million from the third quarter of 2003, and credit card loan fees, interchange and other income decreased $14.2 million from the third quarter of 2003. These decreases were due primarily to a $440.1 million decrease in average owned credit card loans. Enhancement services income decreased $10.9 million from the third quarter of 2003 due to the sale of the Company's membership club and warranty business in the third quarter of 2003.

        Revenues for the nine-month period ended September 30, 2004 were $399.8 million, a 6.9% decrease from $429.4 million for the nine months ended September 30, 2003. The decrease was primarily due to a $73.6 million decrease in credit card loan and other interest income and a $47.9 million decrease in credit card loan fees, interchange and other income, due again to the reduction in owned credit card loans. In addition, enhancement services income decreased $79.6 million as a result of the sale of the membership club and warranty business. These decreases were partially offset by a $169.1 million increase in securitization income.


Results of Operations - Expenses
--------------------------------
        Total expenses were $109.3 million for the three-month period ended September 30, 2004, which represents a $142.9 million decrease over the comparable period in 2003. During the third quarter of 2004 there were $1.2 million in one-time charges compared to expenses of $62.9 million related to the sale of our deposits and other one-time charges during the third quarter of 2003. Provision for loan losses was $1.4 million and $33.0 million for the three months ended September 30, 2004 and 2003, respectively. This decrease is due primarily to the reduction in owned credit card loans and slightly improved credit quality.

        Total expenses for the nine-month period ended September 30, 2004 were $346.8 million, compared to $686.6 million for the nine months ended September 30, 2003. This $339.8 million decrease is due primarily to a $113.0 million reduction in the provision for loan losses, a $48.2 million decrease in one-time charges, and the $33.0 million loss recognized in the third quarter of 2003 related to the sale of the Company's portfolio of deposits. Interest expense also decreased $13.7 million as a result of the sale of the Company's portfolio of deposits in the third quarter of 2003. Credit card account and other product solicitation and marketing, employee compensation, data processing services and communications, credit protection claims, occupancy and equipment, purchased portfolio premium amortization, and other expenses also decreased $131.9 million as a result of the sale of the membership club and warranty business and the significant reduction in credit card operations over the past year.


        Metris Companies Inc. (NYSE: MXT), based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.


        Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, our high liquidity requirement and our need to enter into financing transactions on a regular basis; the risk of reduced funding availability and increased funding costs; the higher delinquency and charge-off rates of our targeted middle-market consumers as compared to higher income consumers; the risk that certain events could result in early amortization (required repayment) of the securities issued by the Metris Master Trust; the risk that the recent improvement in our delinquency and charge-off rates may not continue; the risk that Direct Merchants Bank's regulators could impose additional restrictions that could negatively impact our operations or financial condition, including further restrictions or limitations relating to Direct Merchants Bank's minimum capital and credit loss reserve requirements and its ability to pay distributions to us; risks associated with Direct Merchants Bank's ability to operate in accordance with its regulatory restrictions, including those in its modified operating agreement with the OCC; the risk that we could be required to provide support to Direct Merchants Bank; risks associated with fluctuations in the value of and income earned from our retained interests in securitizations; interest rate risk, including the risk of adverse changes in the interest rates on the funds we borrow and the amounts we loan to our credit card customers; risks associated with the intense competition we face; the effect of laws and regulations that apply to us, or adverse changes in those laws or regulations, including, among others, laws and regulations that limit the fees and charges that we are allowed to impose, regulate our practices for collection and sharing of non-public customer information, govern the sale and terms of products and services we offer and require that we obtain and maintain licenses and qualifications; the risk that we may be adversely affected by litigation involving us, by our ongoing SEC and OCC investigations or by the IRS's examination of our treatment of certain credit card fees as original issue discount; the effects of our previous restatements of our financial results; the impact of recent decisions in the antitrust litigation involving MasterCard(R) and Visa(R) and other industry-wide risks including, among others, the risk of fraud by cardholders and third parties and the risk of decreased consumer acceptance of credit card products; and general economic conditions that can have a negative impact on the performance of credit card loans and the marketing of our credit protection, insurance and other products.

        For further information on risks that could impact us and statements in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as amended.

        Metris Companies Inc. will host a live conference call on Thursday, October 21, 2004, at 11:00 A.M. Eastern Standard Time. The press and public are invited to listen to a live webcast of the call by registering at http://www.metriscompanies.com. Click on the Investor Relations icon to participate. A replay of the webcast will be available from October 21, 2004, at 2:00 P.M. Eastern Time through October 28, 2004, at midnight. A recorded version of the conference call will be available for investors by calling 1-800-405-2236, reservation 11010840. The recording will also be available from 2:00 P. M. Eastern Time on October 21, 2004 until midnight Thursday,
October 28, 2004.


METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data) (unaudited)
                                                                          September 30,           December 31,
                                                                              2004                     2003
                                                                          -------------           -------------
Assets
Cash and due from banks                                               $          23,683         $        32,076
Federal funds sold                                                               49,395                  25,300
Short-term investments                                                          330,452                 121,109
                                                                          -------------           -------------
  Cash and cash equivalents                                                     403,530                 178,485
                                                                          -------------           -------------

Liquidity reserve deposit                                                        79,655                  80,158

Credit card loans                                                                70,389                 128,615
Less: Allowance for loan losses                                                  14,293                  45,492
                                                                          -------------           -------------
  Net credit card loans                                                          56,096                  83,123
                                                                          -------------           -------------
Retained interests in loans securitized                                         839,408                 836,901
Property and equipment, net                                                      26,399                  33,680
Purchased portfolio premium                                                      10,745                  17,561
Other receivables due from credit card securitizations, net                      74,941                  80,714
Other assets                                                                     62,724                  81,774
                                                                          -------------           -------------
      Total assets                                                    $       1,553,498         $     1,392,396
                                                                          =============           =============

Liabilities
Deposits                                                              $           3,735         $         6,262
Debt                                                                            448,398                 350,448
Accounts payable                                                                 38,280                  32,397
Deferred income                                                                  12,181                  18,060
Accrued expenses and other liabilities                                          105,247                  76,036
                                                                          -------------           -------------
      Total liabilities                                                         607,841                 483,203
                                                                          -------------           -------------

Stockholders' Equity
Convertible preferred stock-Series C, par value $.01 per share; 10,000,000 shares authorized, 1,350,931 and 1,263,699
      shares issued and outstanding, respectively                               503,222                 470,728
Common stock, par value $.01 per share;
      300,000,000 shares authorized, 65,099,618 and
      64,862,314 issued, respectively                                               651                     649
Paid-in capital                                                                 233,042                 229,655
Unearned compensation                                                                --                     (27)
Treasury stock - 7,055,300 shares                                               (58,308)                (58,308)
Retained earnings                                                               267,050                 266,496
                                                                          -------------           -------------
      Total stockholders' equity                                                945,657                 909,193
                                                                          -------------           -------------
      Total liabilities and stockholders' equity                      $       1,553,498         $     1,392,396
                                                                          =============           =============

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                      Three Months Ended                  Nine Months Ended
                                                                        September 30,                       September 30,
                                                                   2004             2003                2004             2003
                                                                ----------       ----------         ----------        ----------
Revenues:
Loss on new securitization of receivables to the
 Metris Master Trust                                          $         --     $    (23,015)      $    (91,886)     $    (55,214)
Loss on replenishment of receivables to the
 Metris Master Trust                                               (21,972)         (35,792)           (71,353)         (127,574)
Discount accretion                                                  63,747           85,549            185,287           240,035
Interest-only revenue                                               87,316           60,694            217,385           151,374
Change in fair value                                                25,518           33,564             94,202           (70,333)
Transaction and other costs                                         (6,634)         (27,221)           (91,018)          (64,772)
                                                                ----------       ----------         ----------        ----------
 Securitization income                                             147,975           93,779            242,617            73,516

Servicing income on securitized receivables                         32,496           43,849            102,580           136,997
Credit card loan and other interest income                           4,549           24,656             14,665            88,249
Credit card loan fees, interchange and other income                  3,736           17,934             19,816            67,713
Enhancement services income                                          5,692           16,549             20,148            99,748
Loss on sale of credit card loans                                       --         (117,183)                --          (117,183)
Gain on sale of membership and warranty business                        --           80,391                 --            80,391
                                                                ----------       ----------         ----------        ----------
 Total revenues                                                    194,448          159,975            399,826           429,431
                                                                ----------       ----------         ----------        ----------

Expenses:
Interest expense                                                    14,056           22,296             46,701            60,353
Provision for loan losses                                            1,408           33,019             (5,175)          107,838
Credit card account and other product solicitation and
 marketing expenses                                                 17,190           19,325             48,848            85,045
Employee compensation                                               31,554           41,997            106,222           141,099
Data processing services and communications                         12,203           16,770             42,452            52,982
Credit protection claims expense                                     3,421            6,585             14,805            26,537
Occupancy and equipment                                              5,442            8,716             17,827            27,253
Purchased portfolio premium amortization                             2,241            8,107              6,743            21,102
Asset impairments, lease write-offs and severance                    1,242           29,976              4,515            52,764
Loss on sale of deposits                                                --           32,963                 --            32,963
Other                                                               20,502           32,397             63,837            78,711
                                                                 ---------       ----------         ----------        ----------
 Total expenses                                                    109,259          252,151            346,775           686,647
                                                                 ---------       ----------         ----------        ----------

Income (Loss) Before Income Taxes                                   85,189          (92,176)            53,051          (257,216)
Income tax expense (benefit)                                        23,425          (17,198)            20,003           (74,660)
                                                                 ---------       ----------         ----------        ----------
Net Income (Loss)                                                   61,764          (74,978)            33,048          (182,556)
Convertible preferred stock dividends                               11,073           10,131             32,494            29,728
                                                                 ---------       ----------         ----------        ----------
Net Income (loss) after preferred dividends                   $     50,691     $    (85,109)      $        554      $   (212,284)
                                                                 =========       ==========         ==========        ==========

Earnings (Loss) per common share:
Basic
Distributed                                                   $         --     $         --       $         --      $         --
Undistributed                                                         0.49            (1.48)              0.01             (3.70)
                                                                 ---------       ----------         ----------        ----------
Total Basic                                                   $       0.49     $      (1.48)      $       0.01      $      (3.70)
                                                                 =========       ==========         ==========        ==========

Total Diluted                                                 $       0.48     $      (1.48)      $       0.01      $      (3.70)

Shares used to compute earnings (loss) per common share:
Basic                                                               57,981           57,546             57,899            57,426
Diluted                                                             58,915           57,546             58,830            57,426


METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)
                                                                                    Three Months Ended
                                                        September 30,    June 30,       March 31,      December 31,    September 30,
                                                            2004           2004            2004            2003            2003
                                                        ------------   ------------    ------------    ------------    ------------
Selected Operating Data (Owned Basis):
Cash and cash equivalents:
  Direct Merchants Bank                                 $   173,130    $    166,529    $   182,680     $   126,528     $   106,382
  Other                                                     230,400         234,700        137,365          51,957          52,030
                                                          ---------       ---------      ---------       ---------       ---------
                                                        $   403,530    $    401,229    $   320,045    $    178,485    $    158,412
                                                          =========       =========      =========       =========       =========
Retained interests in loans securitized:
  Contractual retained interests                        $   493,574    $    525,085    $   574,275    $    542,014    $    584,585
  Excess transferor's interests                             158,307          52,255         32,031          48,775          56,049
  Interest-only strip receivable                             73,075          47,290         26,652          16,039           4,867
  Spread accounts receivable                                114,452         136,983        161,457         230,073         211,685
                                                          ---------       ---------      ---------       ---------       ---------
                                                        $   839,408    $    761,613    $   794,415    $    836,901    $    857,186
                                                          =========       =========      =========       =========       =========
Securitization income (expense):
  Loss on new securitization of receivables to the
    Metris Master Trust                                 $        --    $    (90,640)   $    (1,246)   $         --    $    (23,015)
  Loss on replenishment of receivables to the
    Metris Master Trust                                     (21,972)        (25,454)       (23,927)        (34,168)        (35,792)
  Discount accretion                                         63,747          61,570         59,970          68,877          85,549
  Interest-only revenue                                      87,316          55,137         74,932          69,957          60,694
  Change in fair value                                       25,518          20,718         47,965          (1,336)         33,564
  Transaction and other costs                                (6,634)        (45,674)       (38,709)         (3,479)        (27,221)
                                                          ---------       ---------      ---------       ---------       ---------
                                                        $   147,975    $    (24,343)   $   118,985    $     99,851    $     93,779
                                                          =========       =========      =========       =========       =========
Valuation assumptions:
  Monthly payment rate                                          7.5%            7.3%           7.0%            6.7%            6.7%
  Gross yield                                                  25.5%           25.7%          25.2%           25.4%           25.3%
  Annual interest expense and servicing fee                     4.7%            4.8%           4.0%            4.2%            3.9%
  Annual gross principal default rate                          18.6%           19.5%          20.4%           20.7%           21.3%
  Weighted average months to maturity                          20.8            24.4           19.6            24.5            23.6
Average Metris Master Trust actual excess spread               5.58%           3.83%          4.61%           3.62%           2.70%
Average principal receivables in the
  Metris Master Trust                                   $ 6,460,243    $  6,801,726    $ 7,281,487    $  7,857,480    $  8,692,661
Principal delinquency rate in the
  Metris Master Trust                                           8.2%            7.9%           8.7%            9.3%            9.3%
Average principal default rate in the
  Metris Master Trust                                          16.8%           19.2%          19.3%           19.1%           20.0%
Average total stockholders' equity                       $  914,917    $    912,051    $   969,540    $    951,539    $  1,079,285

Total shareholders equity                                $  945,657    $    882,746    $   952,812    $    909,193    $    874,983
Common shareholder equity                                $  442,435    $    390,597    $   471,493    $    438,465    $    414,613
Common shares outstanding                                    58,044          57,957         57,908          57,807          57,856
Preferred securities on a converted basis                    45,054          45,054         45,054          42,616          42,616
Total book value                                         $     9.17    $       8.57    $      9.25    $       9.05    $       8.71
Common shareholder book value                            $     7.62    $       6.74    $      8.14    $       7.58    $       7.17

Earnings (loss) per common share:
Undistributed earnings (loss)                            $   50,691    $    (81,156)   $    31,019    $     24,459    $    (85,109)
Common ownership                                                 56%             56%            56%             57%             57%
                                                          ---------       ---------      ---------       ---------       ---------
Common shareholders' interest in undistributed
  earnings (loss)(1)                                     $   28,387    $    (81,156)   $    17,371     $    13,942    $    (85,109)
                                                          =========       =========      =========       =========       =========
Weighted average common shares outstanding - Basic           57,981          57,924         57,791          57,607          57,546
Common share equivalents                                        934              --            527             170              --
                                                          ---------       ---------      ---------       ---------       ---------
Shares used to compute earnings (loss) per
  common share - Diluted                                     58,915          57,924         58,318          57,777          57,546
                                                          =========       =========      =========       =========       =========
Total Basic                                              $     0.49    $      (1.40)   $      0.30    $       0.24    $      (1.48)
Total Diluted                                            $     0.48    $      (1.40)   $      0.30    $       0.24    $      (1.48)


(1) Preferred shareholders do not participate in any undistributed losses with common shareholders.


METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands) (unaudited)

The following information is not in conformity with accounting principles generally accepted in the United States of America, however, we believe the information is relevant to understanding the overall financial condition and results of operations of the Company.

                                                                                Three Months Ended
                                                   September 30,      June 30,         March 31,      December 31,     September 30,
                                                      2004              2004             2004            2003              2003
                                                   ------------     ------------     ------------     ------------     ------------
Selected Operating Data (Managed Basis):
Account Originations                                       118               96               58               76              117
Period-end gross active accounts:
  Credit card loans                                         60               65               88               93              111
  Receivables held by the Metris Master Trust            2,117            2,174            2,263            2,389            2,611
                                                    ----------       ----------       ----------       ----------       ----------
  Managed                                                2,177            2,239            2,351            2,482            2,722
                                                    ==========       ==========       ==========       ==========       ==========
Period-end loans:
  Credit card loans                                $    70,389      $    72,491      $    74,085      $   128,615      $   110,922
  Receivables held by the Metris Master Trust        6,711,075        7,010,664        7,461,916        8,003,216        8,870,955
                                                    ----------       ----------       ----------       ----------       ----------
  Managed                                          $ 6,781,464      $ 7,083,155      $ 7,536,001      $ 8,131,831      $ 8,981,877
                                                    ==========       ==========       ==========       ==========       ==========
Average loans:
  Credit card loans                                $    72,581      $    80,779      $   126,957      $   126,469      $   512,710
  Receivables held by the Metris Master Trust        6,892,481        7,258,288        7,787,351        8,416,684        9,417,277
                                                    ----------       ----------       ----------       ----------       ----------
  Managed                                          $ 6,965,062      $ 7,339,067      $ 7,914,308      $ 8,543,153      $ 9,929,987
                                                    ==========       ==========       ==========       ==========       ==========
Delinquencies:
  Credit card loans                                $     8,789      $     9,321      $    11,079      $    20,309      $    16,746
  Receivables held by the Metris Master Trust          648,418          658,650          773,592          881,766          980,930
                                                    ----------       ----------       ----------       ----------       ----------
  Managed                                          $   657,207      $   667,971      $   784,671      $   902,075      $   997,676
                                                    ==========       ==========       ==========       ==========       ==========
Delinquency ratio (over 30 days):
  Credit card loans                                       12.5%            12.9%            15.0%            15.8%            15.1%
  Receivables held by the Metris Master Trust              9.7%             9.4%            10.4%            11.0%            11.1%
  Managed(1)                                               9.7%             9.4%            10.4%            11.1%            11.1%
Net charge-offs
  Credit card loans                                $     2,490      $     3,080      $    22,400      $    18,029      $    66,995
  Receivables held by the Metris Master Trust          253,782          307,563          327,607          449,581          505,856
                                                    ----------       ----------       ----------       ----------       ----------
  Managed                                          $   256,272      $   310,643      $   350,007      $   467,610      $   572,851
                                                    ==========       ==========       ==========       ==========       ==========
Net charge-off ratio annualized:
  Credit card loans                                       13.6%            15.3%            71.0%            56.6%            51.8%
  Receivables held by the Metris Master Trust             14.6%            17.0%            16.9%            21.2%            21.3%
  Managed(1)                                              14.6%            17.0%            17.8%            21.7%            22.9%


(1) The managed delinquency ratio is impacted by the 2-cycle plus delinquent asset sale of $39.9 million in September 2003.
Excluding this asset sale the managed delinquency ratio would have been 11.4 percent as of September 30, 2003. The net charge-off ratio was impacted by a portfolio of approximately $38 million transferred to held for sale at March 31, 2004, the portfolio sale of $494.3 million in November 2003, and the delinquent asset sale and the portfolio sale of $590.9 million in September 2003.
